                                                                     EXHIBIT 4.4

                     AMENDMENT NO. 1 TO FINANCING AGREEMENTS

          AMENDMENT, dated as of January 12, 2002, by and among Congress Financial Corporation, a Delaware corporation, in its capacity as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner (in such capacity, "Agent") for the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders"), Charming Shoppes, Inc., a Pennsylvania corporation ("Parent"), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation ("CS Delaware"), CSI Industries, Inc., a Delaware corporation ("CSI"), FB Apparel, Inc., an Indiana corporation ("FB Apparel"), Catherines Stores Corporation, a Tennessee corporation ("Catherines") and Lane Bryant, Inc., a Delaware corporation ("LB"), and, together with Parent, CS Delaware, CSI, FB Apparel and Catherines (hereinafter referred to each individually, as a "Borrower" and collectively, as "Borrowers"), CS Delaware, in its capacity as agent for itself as a Borrower and for the other Borrowers ("Borrowers' Agent") and the Required Term Loan Lenders (as defined in the Loan Agreement).

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, Agent, J.P. Morgan Business Credit Corp, a Delaware corporation, in its capacity as Co-Agent, Joint Lead Arranger and Joint Bookrunner under the Loan Agreement (in such capacity, "Co-Agent"), Lenders, Borrowers and Borrowers' Agent have entered into financing arrangements pursuant to which Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated August 16, 2001, by and among Lenders, Agent, Co-Agent, Borrowers and Borrowers' Agent (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

          WHEREAS, Borrowers and Borrowers' Agent have requested that Agent and Required Term Loan Lenders agree to make certain amendments to the Financing Agreements and Agent and Required Term Loan Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

          WHEREAS, by this Amendment No. 1, Agent, Required Term Loan Lenders, Borrowers and Borrowers' Agent desire and intend to evidence such amendments.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and subject to the satisfaction of the conditions set forth in Section 8 hereof, the parties hereto agree as follows:

     1.   Definitions.

     (a) Additional Definition. As used herein, the term "Amendment No. 1" shall mean this Amendment No. 1 to Financing Agreements by and among Agent, certain of the Lenders, and Borrowers (as acknowledged and agreed to by the Required Term Loan Lenders), as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, such definition.

     (b)  Amendment to Definitions.

     (i) Section 1.45 of the Loan Agreement is hereby amended to add the following additional clause (e) thereto immediately following clause (d):

          "plus (e) only for purposes of determining compliance with the financial covenants set forth in Sections 9.18(b) and 9.18(c) of this Agreement with respect to each of the periods ended after January 31, 2002 and through and including February 1, 2003, the amount of any one-time, non-recurring pre-tax cash charge (exclusive of non-cash items) in respect of the closure of not more than one hundred thirty (130) "Fashion Bug" stores and/or the closure or disposition of all assets in respect of "Added Dimensions/The Answer" stores, as determined in a manner satisfactory to Agent and the Required Term Loan Lenders and which cash charge shall not exceed, in any event, an aggregate amount of $20,000,000 on a pre-tax, consolidated basis for Parent and its Subsidiaries."

     (ii) All references to the term "Financing Agreements" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 1 and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower, Borrowers' Agent or any other person in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (c) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein. All references to the plural herein shall also mean the singular and all references to the singular herein shall also mean the plural, in each case unless otherwise required by the context of the use thereof.

     2. Sale of Assets, Consolidation, Merger, Dissolution, etc. Section 9.7(b)(iv)(A) of the Loan Agreement is hereby amended by adding "other than in the case of the closings or dispositions contemplated by Section 1.45(e) hereof" at the end of such Section 9.7(b)(iv)(A).

     3. Indiana Real Property. Section 9.8(l) of the Loan Agreement is hereby amended by deleting the reference to "one hundred twenty (120) days" in clause
(i)(A) thereof and substituting "two hundred seventy (270) days" therefor.
Section 9.8(l) is hereby further amended by deleting clause (l)(i)(C) thereof in its entirety and substituting the following therefor:

          "(C) the Indebtedness secured by such property arises from loans in cash or other immediately available funds provided to the owners of the property, the proceeds of which are used (except to the extent of a prepayment of the Term Loan permitted hereunder which satisfies each of the conditions set forth in Section 2.3(b) of the Loan Agreement), to repay the outstanding principal amount of Revolving Loans, which amount may be reborrowed,"

     4. EBITDA. Section 9.18(b) of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

          "(b) Until the Term Loan has been paid in full in immediately available funds, Parent and its Subsidiaries, on a consolidated basis, shall, as of the end of the following periods, maintain EBITDA in an amount at least equal to the amount indicated next to such period:

                     Period                            Minimum EBITDA
                     ------                            --------------

     (i)   12 months ending July 31, 2001              $140,000,000

     (ii)  12 months ending October 31, 2001           $140,000,000

     (iii) 12 months ending January 31, 2002           $140,000,000

     (iv)  for the 12 months ending April 30, 2002
           and the 12 months ending at the end of
           each fiscal quarter thereafter through
           and including the fiscal quarter ending
           January 31, 2003                            $120,000,000

     (v)   for the 12 months ending April 30, 2003
           and the 12 months ending at the end of
           each fiscal quarter thereafter              $140,000,000

     The ending dates listed above shall be deemed to refer to the fiscal quarter ending closest to such date, which in each case shall be the Saturday immediately preceding or immediately following such ending date, in accordance with Section 9.15 hereof.

     5. Secured Funded Debt Ratio. Section 9.18(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

     "(c) Until the Term Loan has been paid in full in immediately available funds, Parent and its Subsidiaries, on a consolidated basis, shall, during each of the following periods, maintain a Secured Funded Debt Ratio not greater than the amount indicated next to such period:

                 Period                               Secured Funded Debt Ratio
                 ------                               -------------------------

(i)  from the date hereof through
     and including January 31, 2002                           3.0 to 1

(ii) for the fiscal quarter ending April 30, 2002             2.85 to 1

(iii)for the fiscal quarter ending July 31, 2002              2.75 to 1

(iv) for the fiscal quarter ending October 31, 2002           2.75 to 1

(v)  for the fiscal quarter ending January 31, 2003           2.55 to 1

(vi) for the fiscal quarter ending April 30, 2003
     and each fiscal quarter thereafter"                      3.0 to 1

     The ending dates listed above shall be deemed to refer to the fiscal quarter ending closest to such date, which in each case shall be the Saturday immediately preceding or immediately following such ending date, in accordance with Section 9.15 hereof.

     6. Term Loan Prepayment. Subject to the satisfaction of each of the conditions set forth in Section 2.3(b) of the Loan Agreement, notwithstanding any other provision of Section 2.3 of the Loan Agreement to the contrary, Borrowers shall prepay, in respect of the Term Loan, to Term Loan Lenders, in immediately available funds pursuant to Section 9.8(l)(i) of the Loan Agreement:

(a) on or before the date hereof, the sum of $7,500,000 and (b) on the date of the execution and delivery of a Refinancing Mortgage in respect of the Indiana Real Property, with the proceeds of the initial loans secured by such mortgage (after repayment to Revolving Loan Lenders from such proceeds of the amount of Loans outstanding to Revolving Loan Lenders based upon Indiana Real Property Availability), proceeds of such refinancing to the full extent available therefor in accordance herewith, not to exceed $5,000,000. Any remaining balance of the proceeds of such refinancing after application as provided in this
Section 6 shall be applied to the repayment of any outstanding amounts in respect of Revolving Loans. Nothing in this Section 6 shall impair the right of Borrowers to prepay the Term Loan in whole or in part, subject to the satisfaction of each of the conditions set forth in Section 2.3(b) of the Loan Agreement, at any time following the application of the proceeds of the Refinancing Mortgage in accordance with this Section 6.

     7. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Borrowers' Agent to Agent, Co-Agent and Lenders pursuant to the Financing Agreements, Borrowers and Guarantors hereby jointly and severally represent, warrant and covenant with and to Agent, Co-Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

     (a) No Event of Default exists on the date of this Amendment No. 1 (after giving effect to the amendments to the Financing Agreements made by this Amendment No. 1).

     (b) This Amendment No. 1 has been duly executed and delivered by Borrowers and Borrowers' Agent and this Amendment No. 1 and the other Financing Agreements are in full force and effect as of the date hereof, and the agreements and obligations of Borrowers and Borrowers' Agent contained herein and therein constitute legal, valid and binding obligations of Borrowers and Borrowers' Agent enforceable against Borrowers and Borrowers' Agent in accordance with their respective terms.

     8. Amendment Fees.

     (a) In consideration of the amendments set forth herein, Borrowers shall, on the date hereof, pay to Agent for the benefit of the Revolving Loan Lenders, or Agent, at its option, may charge the account of Borrowers maintained by Agent, an amendment fee in the amount of $150,000 which fee is fully earned as of the date hereof and shall constitute part of the Obligations.

     (b) In consideration of the amendments set forth herein, Borrowers shall, on the date hereof, pay to Agent, for the benefit of Term Loan Lenders, or Agent, at its option, may charge the account of Borrowers maintained by Agent, and pay to Term Loan Lenders an amendment fee in the amount of $300,000 which fee is fully earned as of the date hereof and shall constitute part of the Obligations.

     9. Conditions Precedent. This Amendment shall be effective only upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent.

     (a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, Borrowers' Agent and Required Term Loan Lenders; and

     (b) as of the date hereof, and after giving effect to the provisions of this Amendment, no Event of Default or act, condition or event which with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing (including, without limitation, the payments being made as contemplated and/or required by Section 6(a) and Section 8 hereof).

     10. Effect of this Amendment. This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements or waivers of or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. Without limiting the generality of the foregoing, the execution and delivery of this Amendment No. 1 shall not be deemed, in any manner, to constitute a waiver of, or otherwise affect the obligations of Borrowers under the letter agreement with respect to certain post-closing items, dated August 16, 2001, by Borrowers in favor of Agent, as amended. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

     11. Further Assurances. Borrowers and Borrowers' Agent shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

     12. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws that would apply any other law).

     13. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     14. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                            BORROWERS
                                            ---------

                                            CHARMING SHOPPES, INC.


                                            By: /s/ Eric M. Specter
                                            ------------------------------------

                                            Title: ExecutiveVice President

                                            Chief Executive Office:
                                            -----------------------

                                            450 Winks Lane
                                            Bensalem, Pennsylvania 19020


                                            CHARMING SHOPPES OF DELAWARE,  INC.


                                            By: /s/ Eric M. Specter
                                            ------------------------------------

                                            Title: Vice President

                                            Chief Executive Office:
                                            -----------------------

                                            450 Winks Lane
                                            Bensalem, Pennsylvania 19020


                                            CSI INDUSTRIES, INC.


                                            By: /s/ Eric M. Specter
                                            ------------------------------------

                                            Title: Vice President

                                            Chief Executive Office:
                                            -----------------------

                                            3411 Silverside Road
                                            106 Weldin Building
                                            Wilmington, Delaware 19810

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                            FB APPAREL, INC.


                                            By: /s/ Eric M. Specter
                                            ------------------------------------

                                            Title: Vice President

                                            Chief Executive Office:
                                            -----------------------

                                            1901 State Road 240E
                                            Greencastle, Indiana 46135


                                            LANE BRYANT, INC.


                                            By: /s/ Eric M. Specter
                                            ------------------------------------

                                            Title: Executive Vice President

                                            Chief Executive Office:
                                            -----------------------

                                            8655 East Broad Street
                                            Reynoldsburg, Ohio 43068


                                            CATHERINES STORES CORPORATION


                                            By: /s/ Eric M. Specter
                                            ------------------------------------

                                            Title: Executive Vice President

                                            Chief Executive Office:
                                            -----------------------

                                            3742 Lamar Avenue
                                            Memphis, Tennessee 33118

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                            BORROWERS' AGENT

                                            CHARMING SHOPPES OF DELAWARE, INC.,
                                            as Borrowers' Agent


                                            By: /s/ Eric M. Specter
                                            ------------------------------------

                                            Title: Vice President

                                            Chief Executive Office:
                                            -----------------------

                                            450 Winks Lane
                                            Bensalem, Pennsylvania 19020


AGENT

CONGRESS FINANCIAL CORPORATION,
as Administrative Agent, Collateral Agent,
Joint Lead Arranger and Joint Bookrunner


By:      /s/ Terese K. Gatto
         --------------------------

Title:   Vice President
         --------------------------


REQUIRED TERM LOAN LENDERS

ABLECO FINANCE LLC


By:      /s/   Kevin P. Gender
         --------------------------

Title:   Senior Vice President
         --------------------------


                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


A2 FUNDING LP


By:      A2 Fund Management LLC,
         its General Partner


By:      /s/   Kevin P. Gender
         --------------------------
         Name:  Kevin P. Gender
         Title: Vice President